UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company posted to its website its revised Supplemental Financial Report which includes an additional page numbered "8a" which provides readers with an analysis of Straightline Rent and Fee Income, as reported on page 8 of that Supplemental Financial Report in the Computation of funds from operations (FFO) and adjusted funds from operations (AFFO). This schedule is provided to assist readers in their understanding of the results reported pertaining to the amortization of fair market value adjustments, reverse straightline rental income, straightline rental income and straightline fee income derived from certain investments projected on a quarterly basis through 2006, and annual projections through 2008. Additionally, the adjustments on other portfolios are reflected in this analysis in the aggregate, and will be reported on a current quarter basis only, as this adjustment fluctuates as a result of leasing and other transactional activities. The Straightline Analysis by Significant Portfolio has been posted as "2005 Second Quarter Supplemental Disclosure, Amended" to the Investors section of the Company’s website, www.afrt.com, and will be included in subsequent quarterly Supplementals, and archived under Financial Reports.

The information contained in Item 7.01 under this Current Report on Form 8-K is furnished and shall not be deemed "filed" for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934. The information contained in Item 7.01 under this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

August 2, 2005	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel